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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Corporate Property Associates 14 Incorporated on Form S-11 (File No. 333-31437) of our report dated April 13, 1998, on our audit of the financial statements of Corporate Property Associates 14 Incorporated as of December 31, 1997 and for the period from inception (June 4, 1997), which report is included in the Annual Report on Form 10-K.

                                                     /s/Coopers & Lybrand L.L.P.

New York, New York
April 13, 1998


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